Exhibit 4.9

SIXTH SUPPLEMENTAL INDENTURE

Dated as of October 3, 2016

Among

OWENS CORNING,

As Issuer

OWENS CORNING MINERAL WOOL, LLC,

OWENS CORNING NON-WOVEN TECHNOLOGY, LLC,

OWENS CORNING TECHNICAL FABRICS, LLC,

THERMAFIBER, INC. and

INTERWRAP CORP.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

9.000% Senior Notes Due 2019

4.200% Senior Notes Due 2022

4.200% Senior Notes Due 2024

3.400% Senior Notes Due 2026

THIS SIXTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of October 3, 2016, among OWENS CORNING MINERAL WOOL, LLC, a Delaware limited liability company, OWENS CORNING NON-WOVEN TECHNOLOGY, LLC, a Delaware limited liability company, OWENS CORNING TECHNICAL FABRICS, LLC, a Delaware limited liability company, THERMAFIBER, INC., a Delaware corporation, and INTERWRAP CORP., an Oregon corporation (each a “Guaranteeing Subsidiary” and, together, the “Guaranteeing Subsidiaries”), OWENS CORNING, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as successor Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 2, 2009 (the “Original Indenture” and, as thereafter supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company, Subsidiary Guarantors and the Trustee have heretofore executed and delivered supplemental indentures, dated as of June 8, 2009, May 26, 2010, October 22, 2012, November 12, 2014 and August 8, 2016, providing for the establishment of series of Securities designated as the “9.000% Senior Notes due 2019,” “4.200% Senior Notes due 2022,” 4.200% Senior Notes due 2024” and “3.400% Senior Notes due 2026 (herein collectively referred to as the “Notes”), the form, substance, terms, provisions and conditions of which are set forth as provided in the Indenture;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, each Guaranteeing Subsidiary, concurrently with the execution of this Supplemental Indenture, will guarantee the Company’s Obligations under the Credit Agreement, and will execute and deliver the Note Guarantee to the Trustee;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Guaranteeing Subsidiaries desire to execute and deliver this Supplemental Indenture, have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture and in accordance with Section 9.05 of the Indenture have delivered to the Trustee an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and in accordance with and Section 11.03 of the Indenture have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, the Company, the Guaranteeing Subsidiaries and the Trustee are authorized to execute and deliver this Supplemental Indenture, and the Guaranteeing Subsidiaries are authorized to execute and deliver the Note Guarantee to the Trustee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

OWENS CORNING MINERAL WOOL, LLC
OWENS CORNING NON-WOVEN TECHNOLOGY, LLC
OWENS CORNING TECHNICAL FABRICS, LLC
THERMAFIBER, INC.
INTERWRAP CORP.

By:	/s/ Brad Lazorka
Name:	Brad Lazorka
Title:	Authorized Signatory

OWENS CORNING

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Brad Lazorka
Name:	Brad Lazorka
Title:	Vice President, Treasurer

Sixth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julius R. Zamora
Name:	Julius R. Zamora
Title:	Vice President

Sixth Supplemental Indenture

NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 2, 2009 (as supplemented by the First Supplemental Indenture dated as of June 8, 2009, the Second Supplemental Indenture dated as of May 26, 2010, the Third Supplemental Indenture dated October 22, 2012, the Fourth Supplemental Indenture dated November 12, 2014, the Fifth Supplemental Indenture dated August 8, 2016 and the Sixth Supplemental Indenture dated October 3, 2016 the “Indenture”) among Owens Corning, (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Securities when due, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Remainder of Page Intentionally Left Blank]

OWENS CORNING MINERAL WOOL, LLC
OWENS CORNING NON-WOVEN TECHNOLOGY, LLC
OWENS CORNING TECHNICAL FABRICS, LLC
THERMAFIBER, INC.
INTERWRAP CORP.

By:	/s/ Brad Lazorka
Name:	Brad Lazorka
Title:	Authorized Signatory

Notation of Guarantee – Sixth Supplemental Indenture